Exhibit 32.1

CEO AND CFO CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as an officer of Building Materials Holding Corporation, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	the annual report on Form 10-K for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations.

Date: February 20, 2007	/s/ Robert E. Mellor
Robert E. Mellor
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

The undersigned hereby certifies, in his capacity as an officer of Building Materials Holding Corporation, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	the annual report on Form 10-K for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations.

Date: February 20, 2007	/s/ William M. Smartt
William M. Smartt
Senior Vice President and Chief Financial Officer (Principal Financial Officer)